Exhibit 99.1

BIALING XIA ELECTED TO

CABOT MICROELECTRONICS' BOARD OF DIRECTORS

AURORA, IL, September 17, 2007 - Cabot Microelectronics Corporation (Nasdaq: CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, is pleased to announce today the election of Bailing Xia to the Company's Board of Directors.

Mr. Xia, 52, is the Chairman and Chief Executive Officer of Summer Leaf, Inc., a privately-held technology and project development consulting company, headquartered in Toronto, Canada, and has served in that role since 1996.  He also is the Chief Representative in North America for China Central Television (CCTV) for education, science, technology, culture and health programs, a position he has held since 1994.  Mr. Xia also has served as a director of Lingo Media International, Inc., a publicly-traded leading publisher of English-language educational programs in China, since 2004. In addition, in April, 2007 he was appointed a Member of the Planning Committee of the China Development Bank.  Mr. Xia holds a degree in Economics from Anhui University, and also graduated from the Sino-American Scientific Technology, Industry and Business Administration Program.  Mr. Xia was elected by the Board of Directors of the Corporation with a term continuing until the Corporation’s annual meeting of stockholders to be held in 2008.

"Bailing Xia’s extensive experience in China and in cross-border business relationships in that region, which continues to be of growing importance to Cabot Microelectronics, complements our Board, and I am thrilled to have him join us as a director," said William P. Noglows, Cabot Microelectronics' Chairman and Chief Executive Officer.  “We look forward to his advice and guidance as our business continues to grow in China and other parts of Asia.”

The Corporation's Board of Directors has determined that Mr. Xia is an independent director as defined by relevant regulations. The current size of the Corporation's Board of Directors is eight.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. Since becoming an independent public company in 2000, the company has grown to approximately 750 employees who work at research and development labs, sales and business offices, manufacturing facilities and customer service centers in China, France, Germany, Japan, Singapore, South Korea, Taiwan, the United Kingdom and the United States. The company's vision is to become the world leader in shaping, enabling and enhancing the performance of surfaces, so the company is leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications in other industries where shaping, enabling and enhancing the performance of surfaces is critical to success. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT

This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; company and industry growth or trends; growth of the markets in which the company participates; international events; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; and the construction of new or refurbishment of existing facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see "Risk Factors" in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 and in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2006, both filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.